UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
(Amendment No. __)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      November 1, 2011

DÉCOR PRODUCTS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-53272 (Commission File Number)	20-8565429 (IRS Employer Identification No.)

No. 6 Economic Zone, Wushaliwu, Chang’an Town Dongguan, Guangdong Province, China
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(86) 769-85533948

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations

Effective as of November 1, 2011, Tai Chim Lau, and Chak Ming Li resigned as directors of Décor Products International, Inc. (“we,” “us,” “our”) and Wai Fai Law resigned as our chief financial officer.  The resignation of each of these individuals was not the result of any disagreement with our company, known to an executive officer of the Company, on any matter relating to the company’s operation, policies (including accounting or financial policies) or practices.

Appointment of Officers and Directors

Effective November 1, 2011, our board of directors appointed the following individuals to the positions noted below, to fill the vacancies caused by the resignations discussed above.  Such individuals will hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified or until their resignation or removal.

Qing Hua Lin, age 30, has been appointed as our Chief Financial Officer and a member of our board of directors. Since April 2005, Mr. Lin has been the accounting supervisor of our wholly owned subsidiary Dongguan CHDITN Printing Co., Ltd. (“CHDITN Printing”) Mr. Lin is responsible for our daily accounting reporting and management. In 2003, Mr. Lin graduated from Guangzhou Maritime College with an Associate Degree in Accounting. Mr. Lin has received a Certificate of Accounting Professional Qualification in China.

The board of directors appointed Mr. Lin as director and Chief Financial Officer based on his experience in accounting and financial management for our company and the contributions he can make to our strategic direction. Mr. Lin has not served as a director of any company during the past five years which is required to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) or is subject to the requirements of Section 15(d) of the Exchange Act or is registered as an investment company under the Investment Company Act of 1940.

Mr. Lin is an employee of our company and has agreed to serve as a director without additional compensation.

Zhang Xie, age 33, has been appointed as our corporate secretary and a member of our board of directors.  Since 2005, Mr. Xie has been working as Chairman Assistant of CHDITN Printing and provides assistance in coordinating corporate matters, strategic planning, marketing, corporate financing, and management of daily operations. From September 2002 until December 2004, Mr. Xie was engaged in sales of our products. Mr. Xie graduated from Guangdong University of Business Studies in 2002 with a Bachelor Degree of Economics concentrating in marketing.

The board of directors appointed Mr. Xie as director based on his experience in sales and marketing for our company and the contributions he can make to our strategic direction. Mr. Xie has not served as a director of any company during the past five years which is required to file reports with the Securities and Exchange Commission under the Exchange Act is subject to the requirements of Section 15(d) of the Exchange Act or is registered as an investment company under the Investment Company Act of 1940.

Mr. Xie is an employee of our company and has agreed to serve as a director without additional compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

DÉCOR PRODUCTS INTERNATIONAL, INC.

Date: November 7, 2011	By:	/s/ Rui Sheng Liu
Rui Sheng Liu President and Chief Executive Officer